UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2014

WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35823	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1023 Cherry Road, Memphis, Tennessee	38117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 867-9971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On February 5, 2014, Wright Medical Group, Inc. (the “Company”) pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”) with WMMS, LLC, a Utah limited liability company and direct wholly-owned subsidiary of the Company (“Merger Sub”), OrthoPro, L.L.C., a Utah limited liability company (“OrthoPro”), and OP CHA, Inc., solely in its capacity as agent for the OrthoPro security holders, completed the merger of Merger Sub with and into OrthoPro, thereby acquiring 100% of the outstanding equity of OrthoPro. In connection with the acquisition of OrthoPro, the Company paid $32.5 million in cash at closing. In addition, the Company will also pay up to $3.5 million upon the achievement of certain revenue milestones.

Item 8.01	Other Events.

On February 5, 2014, the Company issued a press release announcing the completion of the transactions contemplated by the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Wright Medical Group, Inc. dated February 5, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 5, 2014

WRIGHT MEDICAL GROUP, INC.
By: /s/ Lance A. Berry
Lance A. Berry
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Wright Medical Group, Inc. dated February 5, 2014.